UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

BLUE BRIDGE CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-153838	26-1402471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

637 Howard Street
San Francisco, CA 94105
 (Address of principal executive office) (Zip Code)

1-888-494-2330
 Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Stock Purchase Agreement

On September 26, 2011, the Company’s 90% owned subsidiary, Yi An Investment Consulting Company Limited (“Yi An”) entered into a stock purchase agreement (the “Purchase Agreement”) with Guangzhou Xiang Ran Trading Co., Ltd (the “Purchaser”), a third party People’s Republic of China company, pursuant to which Yi An sold its 51% ownership in its subsidiary Guangdong Hua Ying Investment Consulting Co., Ltd. (“Hua Ying”) for RMB 16.66 million, or approximately US $2,609,160. There is no material relationship between the Company and its affiliates and the sources of funds used in this acquisition.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

10.1    Stock Purchase Agreement by and among Guangdong Yi An Investment Consulting Co., Ltd. and Guangzhou Xiang Ran Trading Co., Ltd. (as translated from Chinese to English).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Bridge Capital, Inc.

By:	/s/ Hui Lui
Name: Hui Lui
Title: Chief Executive Officer
Dated: September 29, 2011